UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008

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NITCHES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-13851	95-2848021
(State or other jurisdiction of	Commission file number	(IRS Employer
incorporation or organization)		Identification No.)

     10280 Camino Santa Fe
San Diego, California 92121
(Address of principal executive offices)

(858) 625-2633
(Registrant's telephone number)
_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

*     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer Listing

     On December 17, 2008, Nitches, Inc., a Nevada corporation, "we," "us," "our," or the "Company," received a notice from the Nasdaq notifying the Company that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because the Company did not file its annual report on Form 10-K for the period ended August 31, 2008 by its prescribed due date.

     To maintain our Nasdaq listing, we must submit a plan to Nasdaq by February 15, 2009, advising Nasdaq of action we have taken, or will take, to regain compliance. We intend to submit such a plan on or before February 15, 2009. Following a review of the plan we submit, Nasdaq can grant us an exception, until June 15, 2009, to regain compliance.

     If we do not submit a plan, or if our plan is not accepted, or if our plan is accepted but we fail to make progress consistent with our plan, or we are not in compliance by June 15, 2009, we will be subject to delisting proceedings. Under Nasdaq rules, we have the right to appeal any determination by Nasdaq to delist our common stock.

     In accordance with Nasdaq Marketplace Rule 4803(a), we issued a press release that discloses receipt of the Nasdaq notice discussed above and the fact that we are not in compliance with certain listing standards. A copy of that press release is attached as an exhibit to this report.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated December 23, 2008

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITCHES, INC.

Dated: December 23, 2008	By:	/s/ Paul M. Wyandt
Paul M. Wyandt
Chief Financial Officer

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Nitches, Inc. announces receipt of Nasdaq letter

     SAN DIEGO, California, December 23, 2008 – Nitches, Inc. (NASDAQ-NICH) announced today the receipt of a letter dated December 17, 2008 from Nasdaq notifying the Company that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because the Company did not file its annual report on Form 10-K for the period ended August 31, 2008 by its prescribed due date.

     To maintain our Nasdaq listing, we must submit a plan to Nasdaq by February 15, 2009, advising Nasdaq of action we have taken, or will take, to regain compliance. We intend to submit such a plan on or before February 15, 2009. Following a review of the plan we submit, Nasdaq can grant us an exception, until June 15, 2009, to regain compliance.

     If we do not submit a plan, or if our plan is not accepted, or if our plan is accepted but we fail to make progress consistent with our plan, or we are not in compliance by June 15, 2009, we will be subject to delisting proceedings. Under Nasdaq rules, we have the right to appeal any determination by Nasdaq to delist our common stock.

About Nitches

     Nitches is headquartered in San Diego, California with offices in New York City, Los Angeles, Dallas and Hong Kong. The Company’s shares are traded on the NASDAQ Capital Market under the symbol NICH.

     Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among other things, a softening of retailer or consumer acceptance of the Company’s products, pricing pressures and other competitive factors, or the unanticipated loss of a major customer. The Company’s results may also differ materially from period to period due to the seasonal nature of the Company’s product lines. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission.

Contact:	Paul Wyandt
	Web:	http:// www.nitches.com
	E-mail:	ir@nitches.com
	Phone:	(858) 625-2633 (Option # 1: Corporate)

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Camino Santa Fe • San Diego, California 92121 • www.nitches.com • Fax: 858.625.0746